LINE OF CREDIT AGREEMENT
                                     Between
                  FIRST KEYSTONE FEDERAL SAVINGS BANK ("Bank")
                                       and
                       TRANSNATIONAL INDUSTRIES, INC. and
                                   SPITZ, INC.
        (Collectively, jointly and severally referred to as "Borrower"),

                        Made this 12th day of June 1997.


                         SECTION 1 - THE LINE OF CREDIT

      1.1 Bank will lend to Spitz, Inc. (hereinafter referred to as "Spitz"), and Spitz may borrow from Bank, the aggregate sum of Eight Hundred Thousand ($800,000.00) Dollars, (the "Loan") pursuant to the terms of this Agreement. The indebtedness to Bank under the Loan is the joint and several obligation and liability of Spitz and Transnational Industries, Inc. (hereinafter collectively, jointly and severally referred to as the "Borrower") evidenced by that certain Line of Credit Note executed by Borrower and delivered to Bank of even date herewith (the "Note"), in the full amount of the Loan, due and payable in accordance with the terms thereof. Bank has even date herewith extended to Borrower a certain other credit facility in the principal sum of Eight Hundred Twenty Thousand ($820,000.00) Dollars evidenced by that certain Promissory Note (the "Term Note") made by Borrower and delivered to Bank even date herewith (the "Term Loan").
      1.2 MAXIMUM REVOLVING CREDIT LIMIT. Provided there exists no Event of Default hereunder (as hereinafter defined), principal advances of available funds under the Loan shall be advanced to Spitz at Spitz's written request from time to time until July 1, 2002, provided, however, the aggregate amount advanced, less repayments, shall not exceed the sum

                                      (1)
of Eight Hundred Thousand ($800,000.00) Dollars at any one time outstanding (the "Maximum Credit Limit"). Bank shall not be obligated to fund all or any part of a requested advance under the Loan if such advance would cause the aggregate amount advanced, less repayments, to exceed the Maximum Credit Limit. Notwithstanding anything herein to the contrary, Bank shall not be obligated to fund, and Spitz shall not be permitted to receive, all or any part of any advance requested under the Loan which advance would cause the aggregate amount advanced under the Loan and the Term Loan, less repayments, to exceed the sum of; (i) eighty (80%) percent of the Borrower's "Qualified Accounts Receivable" (as hereinafter defined) and (ii) fifty (50%) percent of Borrower's "Qualified Inventory" (as hereinafter defined) and (iii) Five Hundred Two Thousand ($502,000.00) Dollars representing the orderly liquidation value of the Borrower's machinery and equipment, which figure may, from time to time, be reduced, but not increased, by the Bank based upon any reduction in the orderly liquidation value of the Borrower's machinery and equipment (such a determination to be at the Bank's sole and absolute discretion.
 "Qualified Accounts Receivable" shall mean accounts receivable earned by Borrower in the ordinary course of business for services rendered and goods sold to customers for which there are no claims of offset or defense, and which, in the opinion of Bank, are not of doubtful collectability, and which have been outstanding for one hundred twenty (120) days or less, as reflected on the most recent, certified statement of accounts receivable delivered to Bank. "Qualified Inventory" shall be valued at the lesser of the cost or present market value determined in accordance with generally accepted accounting principles, consistently applied, and shall mean


                                      (2)
all inventory which is in good merchantable condition, is not obsolete or discontinued, which would properly be classified as "raw materials", "work in process", or "finished goods inventory" under generally accepted accounting principles, and which has been fully paid for from Borrower's own funds and for which no security interest exists except the security interest to be granted in favor of Lender as herein contemplated. An account receivable or item of inventory which is at any time a Qualified Account Receivable or an item of Qualified Inventory, but which subsequently fails to meet any of the foregoing requirements, shall cease to be a Qualified Account Receivable or an item of Qualified Inventory as the case may be, for so long as such failure continues.
      1.3 PROCEDURE FOR DISBURSEMENTS. Advance requests shall be made in writing and signed by Charles Holmes or Paul Dailey, the President and Chief Financial officer of Spitz respectively, or such other officers and/or employees of Spitz as Spitz may from time to time authorize. Spitz must deliver to Bank written notice one (1) business day in advance of making any request for an advance of Twenty-Five Thousand ($25,000.00) Dollars or more. Further, Bank, in its sole and absolute discretion, may refuse to honor any request for an advance made by any person or entity other than Spitz notwithstanding any power or authority granted such person or entity by Spitz, unless Spitz has secured Bank's prior written acknowledgment and consent to the granting of such power or authority. Advances of available funds under the Loan (after any initial advance at the time of closing) shall be advanced to Spitz upon request and deposited into Spitz's account with Bank.


                                      (3)

      1.4 REPAYMENT AND INTEREST. Interest will be calculated for the actual number of days that principal is outstanding based on a three hundred sixty
(360) day year, as provided in the Note. Borrower shall repay the Loan when and as required under the Note.
      1.5 VOLUNTARY PREPAYMENT. Borrower may prepay the principal of the Loan in whole at any time, or in part from time to time as set forth in the Note. Partial prepayments will be applied first on account of interest, then on account of other sums due under the Loan, other than principal, and then on account of principal.
                 SECTION 2 - CONDITIONS PRECEDENT TO BORROWING The obligation of Bank to make any advance under the Loan is subject to the following conditions precedent:
      2.1 Borrower shall have complied with all of the terms and conditions of the Bank's Commitment Letter dated May 15, 1997 and accepted by Borrower on May 20, 1997, including without limitation the execution and delivery of all certificates and documents therein required.
      2.2 Borrower shall execute and deliver to Bank such further certificates and documents as Bank may reasonably require from time to time.
      2.3 Borrower shall not be in default of any of Borrower's agreements and covenants set forth herein and Borrower shall not be in default of any obligation owing to Bank including, without limitation, Borrower's obligations evidenced by the Note or the Term Note.
      2.4 Borrower's representations and warranties set forth herein shall be and remain unbroken, true and correct.


                                      (4)

             SECTION 3 -  REPRESENTATIONS,  WARRANTIES  AND  COVENANTS
Borrower represents,warrants and covenants to Bank that:
      3.1 This Agreement, the Note, the Security Agreement of even date herewith, and any and all other documents executed by Borrower and delivered to Bank in connection with the Loan (collectively the "Loan Documents") and any and all documents executed by Borrower and delivered to Bank in connection with the Term Loan (collectively the "Term Loan Documents"), when executed and delivered, will be valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.
      3.2 No event has occurred which with the passage of time or the giving of notice or both could be an Event of Default hereunder, under the Loan Documents or under the Term Loan Documents.
      3.3 There are no suits in law or equity or proceedings before any governmental instrumentality pending, or to the knowledge of Borrower threatened against Borrower, the adverse result of which would be reasonably likely to in any material respect affect the property or operations of Borrower.
      3.4 Borrower has filed or obtained a valid extension to file all required Federal, state and local tax returns and has paid all taxes as shown to be due on said returns.
      3.5 The facts set forth in Borrower's Affidavit of Business Purposes executed and delivered unto Bank even date herewith in connection with the Loan are true and correct.


                                      (5)

      3.6 No financing statement (other than; (i) any which may have been filed on behalf of the Bank, and (ii) security interests in favor of the owner of equipment which may, from time to time, be leased by Borrower) covering any of the Collateral (as defined in the Security Agreement and in the Pledge Agreement of even date herewith respectively) is on file in any public office; Borrower is and will be the owner of all Collateral (other than equipment which may, from time to time, be leased by Borrower), free of all liens and claims whatsoever, other than the security interest created under the Security Agreement, with full power and authority to execute the Loan Documents and the Term Loan Documents and to perform Borrower's obligations thereunder, and to subject the Collateral to the security interest under the Security Agreement and the Pledge Agreement; and all information with respect to Collateral and account debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by Borrower to Bank, and all other written information heretofore or hereafter furnished by Borrower to Bank, is and will be true and correct in all material respects as of the date furnished. SECTION 4 - ADDRESSES
      4.1 Borrower's mailing address and office where Borrower keeps its records concerning all accounts receivable is P.O. Box 198, Route 1, Chadds Ford, Pennsylvania 19317.
                  SECTION  5  -  BORROWER'S   AFFIRMATIVE   COVENANTS
Borrower covenants that so long as any indebtedness to Bank under the Note is outstanding and unpaid, Borrower will:


                                      (6)

      5.1 Use the proceeds of the Loan for business purposes of Spitz only. 5.2 Give prompt notice to Bank of all litigation or proceedings affecting Borrower which, if adversely determined, may have a material adverse effect on the financial or business condition of Borrower; and without limiting the foregoing, give notice of any claim asserted against Borrower for an amount exceeding $50,000.00.
      5.3 Furnish the following financial information to Bank at Borrower's sole cost and expense:
           (a) Within ninety (90) days following the end of Borrower's fiscal year and each fiscal quarter, respectively, in each year, Borrower shall deliver to Bank the Borrower's Annual Report on Form 10-KSB and quarterly report on Form 10-QSB, each of which will include financial statements consisting of a balance sheet, income statement and statement of source and application of funds for Borrower. Such financial statements for Borrower (i) shall, in the case of the annual statements be accompanied by an audit opinion by a certified public accounting firm selected and paid for by Borrower and satisfactory to Bank (it being agreed that the Borrower's current certified public accounting firm is acceptable to the Bank), (ii) shall be prepared in accordance with generally accepted accounting principles consistently applied, (iii) shall be in form reasonably satisfactory to Bank and (iv) shall be certified as true, correct and complete by the Borrower's chief financial officer.
           (b) Within thirty (30) days of the end of each month, Borrower shall deliver to Bank an accounts receivable aging report listing all Qualified Accounts Receivable in a format and


                                      (7)
with such information as Bank may require, which shall be certified as true, correct and complete by the Borrower's chief financial officer.
           (c) Upon request of Bank, within thirty (30) days of the end of each month, Borrower shall deliver to Bank a schedule listing all Qualified Inventory in a format and with such information as Bank may require, which shall be certified as true, correct and complete by the Borrower's chief financial officer.
           (d) Borrower shall deliver to Bank such other financial information as to Borrower as Bank from time to time may request, all such information to be provided in form and time frame reasonably satisfactory to Bank.
           (e) Within thirty (30) days of the date the same are due for filing (including any available extensions properly applied for) Borrower shall deliver to Bank copies of Borrower's Federal Income Tax Returns. All copies of such returns shall be certified by Borrower as true and correct and as actually filed with the Internal Revenue Service.
      5.4 Borrower shall maintain and deliver annually to Bank, at the sole cost and expense of Borrower, and in form and substance satisfactory to Bank and Bank's counsel, evidence of insurance coverage as follows:
           (a) Original or certified copies of the following policies of insurance maintained by Borrower at Borrower's expense, issued by a company or companies, in amounts, forms, and with deductibles satisfactory to the Bank:


                                      (8)

                (i)  Comprehensive  general  liability  insurance  covering  all operations of Borrower in connection with the Collateral, with a combined single limit of not less than $1,000,000.00 per occurrence for bodily injury (including death) and property damage; and
                (ii) "All risk"  insurance with  replacement  cost  endorsement, with respect to the Collateral, in an amount not less than the amount of the Loan.
           (b) The all risk coverage policy as to the Collateral shall name the Bank as loss payee under a standard loss payable clause containing a non-contribution provision excluding the Bank from the operation of any coinsurance clause in such policy.
           (c) All such policies shall be issued by companies having a Best's financial rating of A or better and a size class rating of 7 or larger, and shall be endorsed to require thirty (30) days notice to Bank in the event of any cancellation or change in coverage.
      5.5 Borrower shall establish and maintain a significant banking relationship with Bank, to include, without limitation, Borrower's maintaining of all operating accounts with Bank and Borrower's depositing of all collected receivables through such operating accounts.
      5.6 Borrower shall not create or permit to exist any other lien on, or security interest in, the Collateral (other than security interests in favor of the owner of equipment which may, from time to time, be leased by Borrower) or any other property of Borrower, without the prior written consent of Bank.


                                      (9)

      5.7 Borrower shall store all of Borrower's inventory and equipment at Borrower's place of business and shall take such steps as are reasonably necessary to safeguard and care for such inventory and equipment. Upon request of Bank, Borrower shall deliver to Bank copies of all invoices for purchased inventory.
      5.8 Borrower shall maintain as a "Minimum Stockholders' Equity" as of the last day of each fiscal year after the date hereof, the following:
                     For Year End              Minimum Stockholders' Equity
                    January 31, 1998              $2,500,000.00
                    January 31, 1999              $2,750,000.00
                    January 31, 2000              $3,050,000.00
                    January 31, 2001              $3,400,000.00
                    January 31, 2002              $3,840,000.00

The term "Minimum Stockholders' Equity" shall mean the Total Stockholders' equity as reflected on the Borrower's Consolidated Balance Sheet included in Borrower's Annual Report on form 10- KSB for the fiscal year ending on January 31.
      5.9 Borrower shall not declare or pay any dividend which would cause the Minimum Stockholders' Equity to fall below the minimum sums set forth herein, nor shall Borrower declare or pay any dividend if Bank has declared an Event of Default under the Loan or the Term Loan during the continuance thereof.
                         SECTION 6 - EVENTS OF DEFAULT
      6.1 Each of the following shall be an event of default ("Event of Default") hereunder: (a) The occurrence of an Event of Default under the Note, the Security
Agreement and/or the Loan Documents;


                                      (10)

           (b) The occurrence of any event of default under the Term Note and/or the Term Loan Documents;
           (c) The continuance for thirty (30) days after notice to Borrower of Borrower's failure to perform and/or observe as and when required any obligation or covenant set forth in this Agreement (except for defaults of Section 5.8 above, for which no opportunity to cure need be given);
           (d) Any financial statement, representation or warranty of Borrower proves to have been materially incorrect when made;
           (e) The occurrence of any Event of Default (as defined therein) under any other Agreement between Borrower and Bank;
           (f) Any proceeding under the Bankruptcy Act or under any law of the United States or of any state relating to insolvency, receivership, reorganization, or debt adjustment is instituted by Borrower or if such proceeding is instituted against Borrower and is consented to by Borrower or remains undismissed for sixty (60) days, or if Borrower is adjudicated a bankrupt, or a trust or receiver is appointed for any substantial part of Borrower's property, or if Borrower makes an assignment for the benefit of creditors, or becomes insolvent; or
           (g) In the Bank's sole but reasonable discretion, a material adverse change occurring in the financial condition of Borrower when compared to the financial condition of the Borrower set forth in the financial statements included within the Borrower's Annual Report on Form 10-KSB for the fiscal year ended January 31, 1997.


                                      (11)

                   SECTION 7 - REMEDIES OF BANK
      7.1 Upon the occurrence and during the continuance of any Event of Default, Bank may, in its sole discretion do any or all of the following:
           (a) Exercise any and all rights and remedies available to Bank at law or in equity;
           (b) Refuse to make any further advances under the Loan; (c) Set-off any monies deposited in accounts of any nature maintained in and with Bank by Borrower;
           (d) (i) Demand, collect, receive payment of, receipt for and give discharges and releases of all or any of Borrower's accounts receivable and moneys to become due in respect thereof; (ii) settle, compromise, compound or adjust all or any of Borrower's accounts receivable; (iii) commence and prosecute any and all suits, actions or proceedings in law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of Borrower's accounts receivable or to enforce any rights in respect thereof; (iv) settle, compromise, compound, adjust or defend any actions, suits or proceedings relating or pertaining to all or any of the accounts receivable; (v) file any claim or take any other action or proceeding which Bank may deem necessary or appropriate to protect and preserve and realize upon the security interest of Bank in the accounts receivable and the proceeds thereof; and (vi) generally sell, assign, transfer, make any agreement with respect to or otherwise deal with all or any of the Collateral as fully and completely as though the Bank were the absolute owner thereof for all purposes. Upon request


                                      (12)
of Bank, Borrower will, at Borrower's sole cost and expense during the continuance of an Event of Default, notify account debtors to make payment to the Bank of any amounts due or to become due thereunder; and
           (e) Exercise any and all rights and remedies available to Bank under the Note and Security Agreement.
      7.2 No remedy of Bank shall be exhausted by the initial exercise thereof, but rather Bank may exercise all remedies from time to time and as often as Bank, in its judgment, may deem desirable.
                     SECTION 8 - MISCELLANEOUS
      8.1 SURVIVAL OF REPRESENTATIONS. All covenants, agreements, representations and warranties made herein and in the Loan Documents shall survive the making by Bank of the Loan and the execution and delivery of the Loan Documents and shall continue in full force and effect so long as any indebtedness of Borrower to Bank is outstanding.
      8.2 FURTHER ASSURANCE. Borrower agrees to execute and deliver to Bank such additional instruments as Bank may reasonably request from time to time to effectuate the purposes of this Agreement and to perfect and continue Bank's security interest in the Collateral.
      8.3 WAIVER OF BANK. Bank shall not be deemed by any act of omission or commission to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Bank and then only to the extent specifically set forth in such writing. A waiver on one event shall not be construed as


                                      (13)
continuing  or as a bar to or waiver of any right or remedy in a subsequent event.
      8.4 EXPENSES OF BANK. Borrower will pay all of Bank's expenses (including Bank's reasonable attorney fees) in connection with the transactions contemplated hereby, the preparation of documents pertaining to such transactions, the enforcement of this Agreement and the Note and in the exercise by Bank of any of its rights hereunder, under the Note, or under any of the other Loan Documents (provided, however, that the Borrower's maximum liability with respect to the Bank's attorneys' fee in connection with the closing of the transactions contemplated hereby shall be $5,000.00).
      8.5 NOTICES. Any notice required herein to be sent to Borrower may be mailed by first class mail to Borrower at the address specified in Section 4.1 hereof, or such other address as Borrower may hereafter designate to Bank in writing.
      8.6 SEVERABILITY. If any provision hereof is found by a court of competent jurisdiction to be unenforceable, the parties hereto intend all other provisions to be absolutely unaffected.
      8.7 DESCRIPTIVE HEADINGS. The descriptive headings of the sections hereof are for convenience of reference only and in no way affect this Agreement.
      8.8 COMPLETE AGREEMENT. Together with the Note and the other documents delivered pursuant hereto, this Agreement states the complete agreement between the parties.


                                      (14)

Waivers or modifications hereof must be in writing signed by the party to be charged with the effect thereof.
      8.9 GOVERNING LAW. This Agreement and the Loan Documents have been executed and delivered in the Commonwealth of Pennsylvania and shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.
      8.10 INTERPRETATION. The parties agree and acknowledge that the use herein and in other documents being entered into between the Borrower and Bank of even date herewith of the phrase "upon the occurrence and during the continuance of an Event of Default" and other similar phrases, does not mean and shall not be interpreted to mean that, subsequent to such time as the Bank has accelerated amounts due to it upon the occurrence of an Event of Default, the Borrower can cure the Event of Default by paying less than the amount that has been so accelerated. Notwithstanding anything in the foregoing sentence to the contrary, upon the occurrence of an Event of Default and prior to Banks acceleration of the sums due or exercise of any other remedy of Bank, Borrower does not have the right to cure the Event of Default, and Bank shall not be obligated to accept any payment or other performance tendered to cure the Event of Default. Further, in the event Bank waives an Event of Default and permits Borrower to cure such Event of Default, such waiver shall not constitute a waiver of any subsequent Event of Default or create or be interpreted to create any right of Borrower to cure any subsequent Event of Default.



                                      (15)

      IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of the day and year first above written.


                               BANK:

                               FIRST KEYSTONE FEDERAL SAVINGS
                               BANK



                               By: /s/ A. Charles Amentt Jr.             (SEAL)


                               Attest:                                   (SEAL)


Witnesses Present:             BORROWER:

                               TRANSNATIONAL INDUSTRIES, INC.


                               By:  /s/ Charles H. Holmes Jr.            (SEAL)



                               Attest:    /s/ Paul L. Dailey             (SEAL)


Witnesses Present:             BORROWER:

                               SPITZ, INC.


                               By:    /s/Charles H. Holmes Jr.           (SEAL)


                               Attest:   /s/ Paul L. Dailey              (SEAL)


                                      (16)